As filed with the Securities and Exchange Commission on February 24, 2009

File No.333-148967

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ANDINA GROUP, INC.

(Name of small business issuer in its charter)

Nevada	7380	20-1445018
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

179 South 1950 East, Layton UT 84040

 (801) 558-2110

(Address and telephone number of principal executive offices and principal place of business)

Lance Musicant

5017 Wild Buffalo Ave., Las Vegas, NV 89131

(801) 244-2423

(Name, address and telephone number of agent for service)

Copies to:

Justeene Blankenship, PLLC

7069 S. Highland Dr. Suite 300, Salt Lake City, Utah 84121

(801) 274-1088

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer    ☐ Accelerated filer    ☐ Non-accelerated filer    ☒ Smaller reporting company

i

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (3)

Common Stock, par value $0.001	2,146,600	$1.00 per share	$ 2,146,600	$ 84.36
TOTAL	2,146,600		$ 2,146,600	$ 84.36

(1)

This registration statement covers the resale by certain selling stockholders of up to an aggregate of 2,146,600 shares of  The Andina Group, Inc. common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)

Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE ANDINA GROUP, INC.

1297 N. Jodi Drive

Layton, UT 84041

2,146,600 Common Shares

We have no public market for our common stock

Investing in our common stock involves risks which are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Selling shareholders are offering 2,146,600 shares at $1.00 per share for the duration of the offering. We have no market for our common stock and we will receive no proceeds from the sale.

The date of this prospectus is ________, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

5

RISK FACTORS

5

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

11

SELLING STOCKHOLDERS

12

PLAN OF DISTRIBUTION

14

LEGAL PROCEEDINGS

15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

16

DESCRIPTION OF SECURITIES

17

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

18

INTERESTS OF NAMED EXPERTS AND COUNSEL

20

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

20

DESCRIPTION OF BUSINESS

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

24

DESCRIPTION OF PROPERTY

31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

31

EXECUTIVE COMPENSATION

32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

33

FINANCIAL STATEMENTS

33

PROSPECTUS SUMMARY

Our Business

We were incorporated on June 17, 2004 in the state of Nevada under the name The Andina Group, Inc. for the purpose of selling multi-media marketing services. We assist small businesses, especially network marketing businesses, in forming business plans and using marketing tools such as:

•

public relations and event promotions;

•

print advertising services; and

•

multi-media marketing services

Our services are provided by our president or by consultants.  Through December of 2007, our services were provided to a single, related party client, KAATN of Wyoming (“KAATN”), a multi-level marketing company that distributes a health juice product called MonaVie. We are now providing services to other clients. During the time we provided services to KAATN we did not market the MonaVie product itself and any revenues we derived from KAATN were not associated with the MonaVie compensation structure, which is based on sales revenue from products, but rather on fees for individual services we provided. We assisted KAATN in organizing promotions and special events, print ad services and other multimedia marketing services for its network marketers. KAATN independently provides other separate services to its marketers and has maximized its use of the marketing services we can provide. During 2008 we began providing marketing services to other small businesses. We are not providing any services to KAATN at the present time.

Corporate Information

Our principal executive offices are located at179 South 1950 East, Layton UT 84040. Our telephone number is 801-558-2110.

The Offering

We are registering 2,146,600 common shares to be sold by selling stockholders who are identified in the “Selling Stockholders” section starting on page 10.  The 2,146,600 being offered for resale represents 35% of our issued and outstanding shares. Non-affiliates are offering 100% of their shares which constitutes 18.62% of our total issued and outstanding shares and 53.29% of the shares being offered. We will not receive any of the proceeds from the sale of the shares. These shares will be sold from time to time at the total discretion of the selling stockholders.  See “Plan of Distribution” starting on page 14 for further details about the possible methods of sale that may be used by the selling stockholders.

     Shares of common stock outstanding as  December 31, 2008

6,146,600

     Total shares of common stock to be registered

2,146,600

     …..Shares of common stock being offered by non-affiliates

1,144,300

     …..Shares of common stock being offered by affiliates

1,002,300

     Common stock outstanding after the offering

6,146,600

Summary Financial Data

You should read the following summary financial information together with the “Management’s Discussion and Analysis” section of this prospectus as well as with our Financial Statements and Notes.  We had an accumulated deficit of $112,249 as of June 30, 2007 which decreased slightly to $112,152 as of June 30, 2008; but increased to $120,992 as of December 31, 2008. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Summary Financial Information

	(Unaudited)	(Audited)	(Audited)
	For the Six Months Ended	For the Year Ended	For the Year Ended
Balance Sheet Information	Dec 31 , 2008	June 30, 2008	June 30, 2007
Current Assets	$ -	$ 5,932	$ 8
Fixed Assets/Property	-	-	-
Total Assets	-	5,932	8
Total Liabilities	8,735	5,827	-
Accumulated Deficit	(120,992)	(112,152)	(112,249)
Total Stockholders’ Equity (Deficit)	(8,735)	105	8
	(Unaudited)	(Audited)	(Audited)
	For the Six Months Ended	For the Year Ended	For the Year Ended
Statements of Operations Information	Dec. 31 , 2008	June 30, 2008	June 30, 2007
Total sales revenues	$ 24,200	$ 34,700	$ 21,000
General and administrative expenses	33,039	34,603	83,616
Net Income (Loss)	(8,839)	97	(62,616)
Net Loss Per Share	(0.00)	0.00	(0.01)
Weighted Average Shares Outstanding	6,146,600	6,146,600	6,146,600

References in this prospectus to “The Andina Group,” “Andina,” “we,”  “us,” and “our” refer to The Andina Group, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.

RISK FACTORS

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

Risks Related to Our Financial Condition

We have operated on a limited basis since inception and have only recently started increasing our operations which will make it difficult for you to evaluate our financial condition or an investment in our common stock, you could lose your entire investment.

We were formed June 17, 2004, but have a limited operating history. We began pursuing our business purpose in the last three years and only recently moved out of the development stage. In addition, during much of that period we relied on revenues from only one client, a related party under common control with our sole officer/director. We had no contract with that client and revenues were inconsistent because they had been based on the service needs of that client during any given time period which varied. We did not begin deriving revenues from other clients until the quarter ended March 31, 2008 and do not know how successful we will be in achieving a larger client base. It will therefore be difficult for you to evaluate an investment in our common stock. We have operated with a net loss from operations in our 2007 and 2006 fiscal years and our net income in the 2008 fiscal year was only $97. We also suffered a net loss of $ 3,401 in our second quarter of the current fiscal year. There is no assurance that we will be successful in the development, operation, and profitability of our multi-media marketing business.  Although we have had income from operations in each of the last three quarters, it is possible, even likely, we will operate at a loss until our operations expand.  It will therefore be very difficult for you to evaluate the investment potential of our company. You could lose your entire investment.

Our cash flows are insufficient to grow our business and we will likely need capital to increase and expand our operations. Additional capital may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and could ultimately result in our inability to continue in business.

We have suffered net losses from operations in our 2007 and 2006 fiscal years with only $97 in net income for our 2008 fiscal year; during our first quarter of this fiscal year we experienced a $5,439 loss and a loss of $3,401 in the second quarter. We expect to experience additional losses in the near future.  Although income from operations in the last three quarters has been sufficient to fund our day-to-day operations, it is not sufficient to promote any expansion. Although we have no immediate plans of raising additional capital, we will need to raise additional funds in the future to fund our losses, expand our business, promote more aggressive marketing programs and/or for the acquisition of complementary businesses. The amount of funding we will require has not yet been determined and depends on many factors not the least of which is the amount of revenues we generate, whether or not management will be able to continue to reduce our operating expenses and how aggressively we market our services in the next twelve months.  Our revenues have been inconsistent making it difficult to analyze our cash needs and we have not yet made a determination as to how much additional financing we will need.  In the past we have relied on sales of our common stock to fund operations but may also look to other forms of debt or equity financing. We may also rely on loans from related or non-related parties. The success of raising capital is dependent on:

•

market and economic conditions;

•

our financial condition and operating performance; and

•

investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us and we may not be successful in raising additional capital when we need it. The inability to raise capital when needed could result in our inability to continue in business.

We will incur substantial costs and expenses to comply with SEC reporting requirements once our registration statement is declared effective; these costs will place a substantial burden on our cash flows and may negatively impact our financial condition

Once the registration statement, which this prospectus is made a part of, is declared effective by the SEC we will continue to incur substantial legal and accounting costs associated with compliance with various reporting requirements imposed by the Securities and Exchange Act of 1934.  Legal and accounting costs related to the registration process is responsible for approximately 22% of our current general and administrative costs and such costs will continue to utilize a relatively high percentage of our cash flows placing a substantial burden on them. If we incur these expenses at a time when cash flows from operations are reduced or unavailable it could force us to postpone or abandon business development or marketing at a critical time or borrow money under unfavorable terms. Our financial condition may be negatively impacted by the costs associated with our reporting requirements.

Our auditors have expressed concern as to whether we can continue as a going concern

We have suffered net losses for our 2007 and 2006 fiscal years of $62,616 and $38,988, respectively; we have net income for our fiscal year ended June 30, 2008 of only $97 with an accumulated deficit at that end of that period of $112,152.  During our six months ended December 31, 2008, we suffered yet another loss of $8,839 and now have an accumulated deficit of $120,992 .. We are unable to fund our day-to-day operations through revenues alone and we will incur operating losses in the near future while we try to increase our market share and number of clients, or expand our market into other similar areas. We may be unable to increase our revenues sufficiently to achieve profitability. Our auditors have expressed concern as to whether we can continue as a going concern in their report.

Risks Related to our Business

We may not be able to compete successfully because we have little market share and we have identified at least 10 local agencies we must compete with in our efforts to increase our market presence; there are also national and international companies which are well-established and aggressively pursuing business throughout the United States including our geographic locale.

Although management believes we can operate successfully in Utah, Nevada and throughout the United States for a reasonable price, other marketing companies are aggressively pursuing business in our locale and in similar markets.  In our efforts to increase our market presence and achieve additional clientele we will experience competition from several local and regional companies that offer similar services and have substantially greater financial resources, experience and marketing organizations.  We have identified at least ten such firms that we will compete with in our effort to increase our client base. We will also experience some competition from national companies that are well established and aggressively pursuing business throughout the US, including our specific locale. In order to compete, we have chosen to pursue a particular and relatively narrow market which is not limited to a specific locale, that is small businesses especially network marketers. Our ability to compete will depend on our ability to obtain customers by attracting them to our services from that narrow market. Although we do not know if any of our competitors specialize in multilevel/network marketing companies, we are at a competitive disadvantage because we are a small company with limited resources. We may not be able to compete successfully or achieve profits. See “Competitive Business Conditions...” on p. 22 .

Our director and officer is inexperienced in the management of public companies and will only devote part time efforts to our business which may not be sufficient to successfully develop it; both this lack of experience and potential conflicts of interest for both time or corporate opportunity could have a negative impact on our growth potential.

The amount of time which our officer and director will devote to the business will be limited. Burke Green will only devote about 25-50% of his time.  Mr. Green has other business interests including his own business, which until the quarter ended March 2008, was our sole source of revenues. The hours he devotes to our business may not be sufficient to fully develop our business or fully manage the reporting requirements of being a public company without outside assistance. In addition, Mr. Green has no experience managing a public company or acting in the capacity of principal accounting or financial officer of a public company and therefore will be heavily reliant on outside services to assist him in all aspects of our financial reporting. This will place additional financial burdens on our company. Furthermore, there exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officer and director as to how he will allocate his time to us or how he will handle corporate opportunities.

We have a narrow target market which could negatively impact our growth opportunities and our revenues if we do not successfully capture it, or if we are not sufficiently flexible to adjust our business plan as the need dictates. Failure to achieve a larger client base or adjust or expand our target market could result in a total lack of revenues and the inability to continue operations.

Our current business plan focuses mainly on a narrow target market, small businesses especially independent distributors of network marketing companies and start-up enterprises. Our success will be directly tied to both the success of the respective products in the marketplace as well as the success and growth of the individual distributors and/or small business. If the product(s) or service(s) fail to succeed or if we fail to sell our service to the network marketing distributors, both our revenues and our growth opportunities will be negatively impacted.  We currently do not have sufficient cash flows from operations derived from our market niche and may never have sufficient growth opportunities from it.  Lack of cash flows could prohibit us from continuing our business operations.

We had been dependent on one related party client to provide revenues and although we now have additional customers, we currently rely on only a small number of clients to provide revenues in any given quarter; we do not have any long-term agreements or contracts, written or otherwise, with any of our clients regarding our services; the loss of our clients’ business could result in a total lack of revenues unless we are able to continually attract additional clients.

Although we have begun deriving revenues from more than one client and will continue to pursue additional clients in the future, we had been dependent on only one client, who is also a related party, to generate revenues. Our sole client through December 31, 2007 was KAATN of Wyoming, a multi-level marketing firm of a health juice product which is controlled by our sole officer/director, Burke Green.  Furthermore, we do not have a formal agreement regarding our services with that client or any other client nor do we have any long-term arrangement with them.  We provided services and charged fees for each service provided KAATN at prices that we believe were fair and usual in the industry. However, there was no guarantee that a conflict of interest would not arise between Andina and KAATN in charging for these service fees nor that any such conflict would be resolved in our favor. We have not provided any services to KAATN in the last six months and although it is possible we will do so in the future it is unlikely we would have a written contract with them. We have provided services to additional clients during the last 12 months although at any given time we average only a few clients to generate income. We do not have written contracts with any of these clients. We will continue to seek new and additional clients. With minimal clientele and no long-term arrangements or agreements with those clients, our future operations could be seriously affected especially if we fail to continue to secure additional and new clients. This could result in a total lack of revenues and would negatively impact our cash flows.

Risks Related to this Offering, Our Stock Price, and Corporate Control

We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for our shares of common stock although we intend to apply for quotation on the Over-the Counter Bulletin Board (OTCBB) sometime in the future. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. We have not, as of this date, approached any broker-dealer regarding application for quotation on the OTCBB

When and if we apply for quotation on the OTCBB, the process can be time consuming and we could ultimately fail to achieve a quotation; if our stock does not become quoted on the OTCBB or we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process which can ultimately be time consuming and may result in failure.  In order to be quoted on the OTCBB, we are required to be a “reporting company” and we must find a broker who will submit a Form 211 application to FINRA.  We will be a “reporting company” once our registration statement is declared effective by the SEC. We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process especially in light of recent rule changes related to small businesses which were effective in February 2008. In addition we cannot predict how long it will take to achieve a quotation once we make application, although we would anticipate it taking approximately three to nine months from when we begin the process. Once we are quoted we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading.  In addition, recent rule changes impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•

the delivery of standardized risk disclosure documents;

•

the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the  customers’ account;

•

written determination that the penny stock is a suitable investment for purchaser;

•

written agreement to the transaction from purchaser; and

•

a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop.

We have never paid cash or stock dividends on our common shares and this could discourage potential investors from purchasing our shares.

Potential investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

Our officer and director controls a significant portion of our stock which gives him significant influence on all matters requiring stockholder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Our sole director and officer, whose interests may differ from other stockholders, has the ability to exercise significant control over us. This individual beneficially own s approximately 81.38% of our common stock. This stockholder is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of The Andina Group. This individual could prevent transactions which would be in the best interests of the other shareholders. The interests of our officer and director may not necessarily be in the best interests of the shareholders in general.

USE OF PROCEEDS

We are registering the shares for the benefit of the selling stockholders and they will sell the shares from time to time under this prospectus.  We will not receive the proceeds from the shares sold by the selling stockholders.  We will pay the costs of this offering, which are estimated to be approximately $20,000, with the exception of the costs incurred by the selling stockholders for their legal counsel and the costs they may incur for brokerage commissions on the sale of their shares.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $1.00 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $1.00 per share because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchased in this offering.  Our common stock has never been traded on any exchange or market prior to this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Management and 5% Holders

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the most recent practicable date, December 31, 2008 , (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group, and is based on 6,146,600 shares issued and outstanding at that date.

OWNERSHIP OF MANAGEMENT AND 5% HOLDERS

		Amount & Nature	Percent
	Title of	Of Beneficial	Of
Name and Address	Class	Ownership[1]	Class

Burke Green	Common	5,002,300 [2]	81.38%
179 So. 1950 East
Layton, UT 84040
Director, 5% Owner, PEO
President, Secretary, PFO

(1)

The term “beneficial owner” refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the Company and proceeds from sales of the shares).

(2)

Includes 2,000 shares held of record by his wife, Brandi Green, and 300 shares in the names of their 3 minor children of 100 shares each

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options, warrants or conversion privileges for any of our existing or proposed securities.

Changes in Control

To the best of our knowledge, there are no contractual arrangements or pledges of our securities, which may at a subsequent date result in a change of control.

SELLING STOCKHOLDERS

An aggregate of 2,146,600 shares of common stock may be offered for resale by the selling stockholders which equals approximately 35% of our outstanding shares. The following table identifies the selling stockholders under this prospectus and their relationship to Andina Group during the past three years. Each of these stockholders is offering his or her entire share position except Burke Green who is offering 1,000,000 of his 5,000,000 shares. All relationships between selling stockholders and The Andina Group or any of its predecessors or affiliates within the past three years have been disclosed in the table and footnotes. Set forth in the table is the percentage of outstanding shares owned by each selling stockholder both before the offering and after the offering presuming each stockholder sells the entire amount offered.

SELLING STOCKHOLDERS TABLE

		Shares	Percentage
Name	Address	Offered	Before	After	Relationship to Andina
Burke Green (1)	Layton, UT 84040	1,000,000	81.35	65.07	Officer/director/majority sharholder
Brandi Green (2)	Layton, UT 84040	2,000	*	0	Spouse of Burke Green
Kody Green (2)	Layton, UT 84040	100	*	0	Immediate family – Burke Green
Colton Green (2)	Layton, UT 84040	100	*	0	Immediate family – Burke Green
Morgan Green(2)	Layton, UT 84040	100	*	0	Immediate family – Burke Green
Kelly Trimble(3)	Salt Lake City UT 84124	20,000	*	0	Shareholder
John Chris Kirch (3)	Salt Lake City UT 84124	10,000	*	0	Shareholder; provides occasional consulting
Shon Val Kunz (3)(5)(6)	Victor, ID 83455	220,000	3.57	0	Relative; purchased shares from Mr. Green
Joseph Lilly &Lori Fox (3)	Sacramento, CA 95825	20,000	*	0	Shareholder
Ken Porter (3)	Mantua, UT 84324	10,000	*	0	Shareholder
Paula Madsen(3)	Lindon, UT 84042	4,000	*	0	Shareholder
Val D. Kunz (3)	Victor, ID 83455	1,000	*	0	Relative; purchased shares from Mr. Green
Sid Kunz (3)(5)(7)	Victor, ID 83455	195,000	3.17	0	Relative of Burke Green
Randy Carson (3)	Victor, ID 83455	7,500	*	0	Shareholder
Catherine Carson(3)	Victor, ID 83455	2,500	*	0	Shareholder
Scott Kunz (3)	Victor, ID 83455	500	*	0	Relative of Burke Green
Mark Fawcett(3)	Pittsburgh, PA 15241	5,000	*	0	Shareholder
Webb T. Moulton (3)(4)	Meridian, ID 83641	1,000	*	0	Shareholder; shares gifted by Mr. Green
Deborah R. Fawcett (3)(4)	Pittsburgh, PA 15241	2,000	*	0	Shareholder; shares gifted by Mr. Green
Kenneth R. Basket (3) (4)	Eagle, ID 83616	1,000	*	0	Shareholder; shares gifted by Mr. Green
Mark C. Bowman (3)	Vandergrift, PA 15690	5,000	*	0	Shareholder
Beth Joseph (3)	McMurray, PA 15317	5,000	*	0	Shareholder
Kevin Joseph (3)	McMurray, PA 15317	5,000	*	0	Shareholder
William Christensen(3)	Layton, UT 84041	100	*	0	Shareholder
Braden Carver (3)	Centerville, UT 84014	500	*	0	Shareholder
Amber Carver (3)	Centerville, UT 84014	500	*	0	Shareholder
Jennie Christensen (3)	Layton, UT 84041	100	*	0	Shareholder
Jessica Bowman (3)	Vandergrift PA 15690	200	*	0	Shareholder
Rebecca Bowman (3)	Vandergrift, PA 15690	200	*	0	Shareholder
Sabrina Bowman (3)	Vandergrift, PA 15690	200	*	0	Shareholder
Jennifer Tiapson (3)	Spanish Fork, UT 84660	1,000	*	0	Shareholder
Joseph Linn Tiapson (3)	Spanish Fork, UT 84660	1,500	*	0	Shareholder
Jeff Tolsma (3)	Provo, UT 84604	500	*	0	Shareholder
John Fawcett (3)	Upper St Clair PA 15241	200	*	0	Shareholder
Mitchell Fawcett (3)	Upper St Clair PA 15241	200	*	0	Shareholder
Mark Peterson (3)	West Jordan, UT 84084	100	*	0	Shareholder
Derek Fox (3)	Draper, UT 84020	10,000	*	0	Shareholder
Darin Wilson (3)	Riverton, UT 84096	10,000	*	0	Shareholder
Mary Mahoney (3)	Park City, UT 84068	3,500	*	0	Shareholder
David Steinhaus (3)	Boise, ID 83707	500	*	0	Shareholder
Philip Kern (3)	Provo, UT 84606	500	*	0	Shareholder
Daniel Cartisano (3)(5)	Salt Lake City UT 84121	200,000	3.25	0	Shareholder; purchased shares from Mr. Green
David Miles Oman (3)(5)	Sandy, UT 84093	200,000	3.25	0	Shareholder; purchased shares from Mr. Green
Sheldon Cohen (3)(5)	Salt Lake City UT 84121	200,000	3,25	0	Shareholder; purchased shares from Mr. Green

* Less than 1%

(1)

Sole officer/director and majority shareholder of The Andina Group. Burke Green owns 81.35% of our outstanding shares directly and 81.38% if including the shares owned by his wife and minor children; the shares owned by his wife and minor children are listed in this selling shareholder list separately.

(2)

Brandi Green is the spouse of Burke Green, sole officer/director and majority shareholder; Morgan, Kody and Colton Green are their minor children. Brandi and Burke Green and their minor children own 81.38% of our outstanding shares; These immediate family members purchased their shares in November 2006 except Brandi Green who was gifted her shares by her husband in January 2007

(3)

Investor

(4)

Shares were gifted by Burke Green in November of 2006

(5)

Purchased shares from Burke Green in November 2007 in a private transaction in which Mr. Green sold 994,000 of his shares to 5 individuals

(6)

194,000 of his shares were purchased from Mr. Green in the private transaction in Nov. 2007 referenced in footnote (5) and 1,000 were purchased from the issuer in October of 2006 in a private placement

(7)

200,000 shares were purchased from Mr. Green in the private transaction in November 2007 referenced in footnote (5) and 20,000 shares were purchased from the issuer in a private placement in October 2006.

To the best of management’s knowledge, none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

Burke Green, our sole officer and director, is a Selling Shareholder and will be considered to be an underwriter for the purposes of this offering. Mr. Burke’s current intentions are to remain with the Company regardless of whether he sells all or a substantial portion of his shares. He is offering 20% of his shareholder interest (1,000,000 of the 5,000,000 shares he owns directly plus 2,300 shares held by his immediate family) in this offering which is 16% of the total issued and outstanding shares of the Company. As an officer and director of our Company and as an underwriter, Mr. Burke may not avail himself of the provisions of Rule 144.

Selling shareholders will sell at a fixed price of $1 per share for the duration of this offering.

PLAN OF DISTRIBUTION

Our selling shareholders will sell their shares at a price of $1.00 per share for the duration of this offering. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals.  The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:

•

ordinary brokers' transactions;

•

transactions involving cross or block trades or otherwise;

•

purchases by brokers, dealers or underwriters as principal and  resale by such purchasers for their own accounts pursuant to this   prospectus;

•

“at the market” to or through market makers or into any market for the common stock which may develop;

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

in privately negotiated transactions; or

•

any combination of the foregoing

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any broker-dealers participating in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the selling shareholders, and any commissions received by any broker-dealers may be deemed underwriting commissions or discounts under the Securities Act. Since the selling stockholders may be deemed to be “underwriters” they will be subject to the prospectus delivery requirements of the Securities Act. Neither we, nor any selling shareholder, can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Selling shareholders may also elect to sell their shares through the safe harbor provided under Rule 144 whether or not this registration statement is in effect provided a market exists for our stock and provided they meet each of the terms and conditions set forth under the rule.

LEGAL PROCEEDINGS

There are no legal proceedings or pending litigation to which we are a party, or against any of our officers or directors as a result of their capacities with us, and we are not aware of any threat of such litigation.  We are not aware of any proceeding involving us that a governmental authority may be contemplating.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

The following person currently serves as our director and officer:

Name	Age	Position	Director Since
Burke Green	41	President, Director, Secretary, PEO, PFO	July 2006

Background

Burke Green is our President, Sole Director, and Secretary. He also acts as our principal executive and financial officer. Mr. Green graduated from Ricks College in 1988 with a degree in Business. Mr. Green currently runs his own network marketing firm, KAATN of Wyoming. He was an independent distributor for the network marketing company USANA Health Sciences from 1992 until early 2005 when be became an independent distributor for the network marketing company Monavie in April 2005. From 1988 until the present, Mr. Green has been working in the network marketing and business development industry.

Promoters of The Andina Group

Mr. Burke Green, as sole officer and director of The Andina Group could be considered a promoter of our company.  In addition, our former sole officer and director, and a founder, Rebecca Foulger would also be considered a promoter. Ms. Foulger ceased any relationship with Andina in July of 2006. The Andina Group has had no other promoters since it was founded in 2004.

Directorships in Other Public Companies

Our sole director does not serve as a director of any other reporting company.

No Involvement in Certain Legal Proceedings

During the past five years, none of our executive officers/directors:

•

has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any  partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

was the subject of any order, judgment or decree, not subsequently  reversed, suspended or vacated, of any court of competent jurisdiction,  permanently or temporarily enjoining him or her from or otherwise limiting  his/her involvement in any type of business, securities or  banking  activities;

•

was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and  the judgment in such civil action or finding by the Securities and  Exchange Commission has not been subsequently reversed, suspended, or vacated.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 60,000,000 shares of stock: 50,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value.

Preferred stock

We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series.  Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common stock

We have 6,146,600 shares of our common stock currently issued and outstanding.  All common shares have equal voting rights and are not assessable. Voting rights are not cumulative.  The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of The Andina Group and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares.

Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There are no preferred shares currently issued. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Market For Our Shares

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained.  A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public re-sales.  Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.  In the event there is no market for our shares, you could suffer a total loss of all monies paid for your shares.  No assurance can be given that we will be able to successfully complete this public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9

When and if we have a market for our common stock, shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a “penny stock” unless it is:

•

listed on approved national securities exchanges;

•

a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that  national exchange;

•

a security listed on NASDAQ;

•

a security of an issuer that meets minimum financial  requirements; or

•

a security with a price of at least $5.00 per share in the  transaction in question or that has a bid quotation, as defined  in the Rule, of at least $5.00 per share.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market

Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market. Newly adopted regulations will require a two-business day delay prior to execution of a trade in a penny stock by a broker dealer. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Possible Issuance of Additional Securities

We may need additional financing to grow our proposed business.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Shares Eligible for Future Sale

Currently, we have 6,146,600 shares of common stock outstanding.  We are registering 2,146,600 selling stockholder shares pursuant to this registration statement; accordingly, the 2,146,600 shares will be freely transferable without restriction or further registration under the Securities Act so long as this registration statement remains in effect.

All of our issued and outstanding shares of common stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, such as this one, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.  As we are registering 2,146,600 shares for resale in this registration statement there will be remaining 4,000,000 shares of restricted securities. These shares will not be eligible for resale pursuant to the exemption provisions of Rule 144 as they are owned by our sole officer/director who has been identified in this prospectus as an underwriter.

In general, under Rule 144 an affiliate (or persons whose shares are aggregated) of a reporting issuer who has beneficially owned restricted securities for at least six months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the outstanding shares of the issuer's common stock (as shown by its most recent report or published statement by the issuer), or the average weekly trading volume during the four calendar weeks preceding such sale. The manner of sale shall be through a brokers’ transaction, provided that during the 12 months preceding the sale the issuer has filed all the reports required to be filed and the seller complies with certain other requirements including the filing of a Form 144.  Resales by non-affiliates who have beneficially owned restricted securities for at least six months but less than one year are unlimited so long as during the 12 months preceding the sale the issuer has filed all the reports required to be filed.   After one year non-affiliates need not comply with Rule 144.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of our equity securities.

OTC Bulletin Board

We intend to apply to have our shares cleared for trading on the Over the Counter Bulletin Board (OTCBB).  We have not, as of the date of this prospectus, approached any broker-dealer regarding application for quotation on the OTCBB nor do we have a proposed symbol.

Holders

We currently have 46 shareholders.

Dividends

We have never paid dividends on our common stock.  The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business.  Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Other Provisions

Our company's legal counsel has determined our shares of common stock offered by this prospectus, are duly and validly issued, fully paid and non-assessable.

You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of The Andina Group.  Further, none of the experts or counsel was hired on a contingent basis or will receive a direct or indirect interest in The Andina Group. Our legal counsel is Justeene Blankenship, PLLC. Our financial statements have been audited by the independent registered public accounting firm of Madsen and Associates, LLC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of The Andina Group in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Development, History and Organization

We incorporated in the State of Nevada on June 17, 2004 as The Andina Group, Inc. for the purpose of selling multi-media marketing services and other related services to network marketing groups and small businesses. Specifically, we assist our clients in using marketing tools such as public relations, advertising, direct mail, electronic communication and promotion as tools to increase product and service awareness.  We also provide those services including business plan formation to other small businesses. We started conducting our operations in 2004, began pursuing our operations on a more substantive basis in 2006 and recently moved out of the development stage. We have only had limited revenues and operate at a loss.

Our Business

Principal Services

We specialize in offering multi-dimensional marketing services to small businesses, especially network marketers, to promote sales of their products or services and grow their business. Specifically, we offer small companies specially tailored, professionally written business development and marketing plans. Our goal with each client is to provide overall marketing strategies for their business along with marketing support services such as ad design, ad placement, website development, event promotions, relationship building and network development.

Our procedure is to begin with a consultation with a potential client to determine the client’s needs and goals; we then formulate a plan customized to the individual needs of the client utilizing one or more of our services.  Currently, our business consists of three primary services which are provided by our president or by subcontractors:

•

public relations and event promotions

•

print advertising services, and

•

multi-media marketing services

Public Relations and Event Promotions – public relations includes arranging and conducting programs to facilitate contact between organization representatives and the public such as setting up speaking engagements, including speech preparation; event promotions include developing marketing strategies for events from trade shows and exhibitions to smaller house parties always with a focus on achieving as wide an audience as possible.

Print Advertising Services – we work with print advertisers such as community newspapers, small production specialized magazines, and fliers to get our clients’ information out to their market. We also prepare newsletters and establish direct marketing campaigns.

Media Marketing Services - offers services for Internet, television, radio, and print advertising including graphic design and educational media with the ultimate goal of connecting companies to their target audience through innovative, non-traditional media and marketing properties.

Through the end of the calendar year 2007, all of our services had been provided to a single client, KAATN of Wyoming, a company controlled by our sole officer/director. KAATN is a network marketing distributor of MonaVie, a health juice product. The services we provided KAATN specifically consisted of designing marketing brochures, scheduling training, organizing conference calls, setting up email “drip” campaigns, designing and facilitating online market orientations, and creating recruitment plans.  We did not market the product MonaVie itself but assisted KAATN in providing marketing resources to its independent networkers. Compensation received from KAATN was not associated with any MonaVie compensation structure which relies on product sales, but rather on each individual services based on price s fixed prior to the service. From December 2007 through December 31, 2008, we have increased our client base and provided services such as business plans, marketing campaigns, and website design to other small business enterprises. We are not currently providing services to KAATN.

Our Market

Our market consists of small businesses and individuals especially those involved in network marketing.  Management has determined to target this market because it is a rapidly growing market and because management’s own expertise in network marketing sales will provide an advantage in both soliciting and satisfying clients and increasing their sales results.  We will rely on the following to attract clientele:

•

reputation,

•

word-of-mouth,

•

experience,

•

competitive prices,

•

participation in trade shows that are attended by network marketing distributors

We will also offer our services to other small businesses when and if opportunities arise and may re-focus on such broader market s in the future if the network marketers niche does not meet our growth expectations.

Competitive Business Conditions; Competitive Position; Methods of Competition

The market for comprehensive advertising and marketing services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. In seeking clients and providing our services, we will compete mostly with local advertising and marketing firms such as Crowell Advertising, MWI, Redstone Advertising Design, Jibe Media, Kim Brown Associates, Andrews Marketing Partners, Action Leadership, Delamere Marketing, Love Communications, Davinci Advertising. Although we do not know if any of these companies specialize in marketing for network/multilevel marketing companies, they do have the ability to provide the same sort of services we provide such as web site design, email drip-programs or event promotion; they also have greater financial resources than we have, as well as more experience and presence in the industry.  In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Most have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and marketing services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our objectives.

Because we are a small company with few resources we are at a competitive disadvantage.  To date we intended to focus on a very specific niche market and grow with that market, that of network marketers.  However, we have not yet aggressively pursued that market niche and currently pursue a more generalized and flexible approach. We will continue to pursue the network marketing niche because our experience in the industry could provide us with some competitive advantage s ; however we will also pursue providing other marketing related services to small businesses.

Distribution Methods of our Service

Our clients are serviced through telephone, Internet and on-site

Dependence on one or a few major customers

Up through December 31, 2007 we had only one client, a related party under the control of our sole/officer director. Since our inception in 2006 through 2007 , all of our revenues had been achieved through that one client. Since then, we have begun achieving revenues from a few additional small business clients that are non-related parties. We therefore rely on a very limited number of clients to generate revenues. Although Management is actively soliciting new customers, we continue to seek clients from a fairly narrow and limited market segment.  Because we have a small number of clients and provide services on an individualized, per-job basis, the completion of a job or the loss of any one client would have a substantial negative impact our cash flows. In addition, although we negotiate fees based on what we believe are normal and usual in the market for the type of service rendered, there is the risk that a conflict could arise which may not be resolved in our favor. We have had no contracts, formal or otherwise with our clients regarding our services.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts

None.

Need for government approval

None.

Effects of existing or probable governmental regulations

None.

Research and development in the last two years

During the past two years, we spent no money on research.  All funds attributed to the development of our business have been included with our other operating expenses.

Costs and effects of compliance with environmental laws

None.

Number of employees

We have no employees except our officer/director who performs both administrative services and sales services.  This individual does not devote full time efforts to The Andina Group. Currently, Burke Green devotes approximately 10-20 hours per week. We have no intention of hiring any additional personnel until warranted.

Reports to Security Holders

We have filed a Registration Statement on Form S-1, to which this Prospectus is made a part of, with the Securities and Exchange Commission (“SEC”.)  Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934 (the “Exchange Act”.) We will file annual, quarterly and other reports with the SEC.

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Executive Overview

We were founded in 2004. We have had only limited revenues and have operated at a loss.  We provide multi-media marketing services to small business and network marketing groups. Management intends to focus on this relatively small market in hopes our business will grow as this particular segment grows.  We will continue to provide services for other small businesses when and if the opportunity arises.

Market Focus

The determination to concentrate our business on network marketers was based on Management’s belief this focus could ultimately result in more and regular clients if we can manage to grow with the respective distributor networks. We also considered that our president has experience in that industry as a former network marketer making him better qualified to serve that market segment as well as other network marketers, rather than small businesses in general.  A third factor in this decision is Management’s belief that competition will be less intense than for business in the broader small business arena if we specialize in and capture this relatively small market niche where we will be able to rely more heavily on referrals, reputation, and word-of-mouth to increase business.  However, Management also provides marketing services to small businesses as the opportunity arises and will remain flexible and open to all small business marketing opportunities.

Decision to “Go Public”

During 2007, despite the anticipated increase in professional costs, management also made the determination to go public.   Management believes it will be the best opportunity to position The Andina Group to raise additional funds for both operations and business expansion, which outweighs the increased costs and burdens placed on our cash flows.  Our private investors had no influence on the decision. Management does not have any intention of engaging in a reverse merger or similar transaction with another party now or in the foreseeable future.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America require s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Results of Operations for Three and Six Months Ended December 31, 2008 and 2007

The following discussions are based on the financial statements for the three and six months ended December 31, 2008  (“ DEC2008 ”) and December 31, 2007 (“ DEC2007 ”).  The discussions are summary and should be read in conjunction with the financial statements and notes included with this Prospectus

 Comparison of December 31, 2008 and 2007 Operations

	Three months ended Dec 31		Six Months Ended Dec 31
	2008	2007	2008	2007
Revenues	$ 15,400	$ -	$ 24,200	$ 8,000
Sales and Administrative Expenses	18,801	686	33,039	8,383
Operating Income (Loss)	(3,401)	(686)	(8,839)	(383)
Net Income (Loss)	(3,401)	(686)	(8,839)	(383)
Net Income (Loss) per Share	-	-	-	-

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   Services are provided, and fees negotiated on an individualized per job basis usually at prices normal and usual in the industry. We do not have service contracts with clients but perform services in accordance with the clients’ needs and budget.

Revenues three-months ended DEC2008 and DEC2007 :   We had $ 15,400 in revenues during our quarter ended DEC2008 and $ -0- in revenues during our quarter ended DEC2007 .  During our second quarter our revenues were derived from three non-related party client s.

Revenues six-months ended DEC2008 and DEC2007 : Revenues during our six month period ended DEC2008 were $24,200 and were derived from three non-related party clients.  Revenues during the same six-month period in DEC 2007 were $8,000 and were received from a single related party client, KAATN of Wyoming . KAATN is a network marketing company controlled by our sole officer/director, Burke Green. KAATN markets a health juice product called MonaVie. Our revenue stream from KAATN, however was not tied to the MonaVie compensation structure which is based on multi-level product sales. Our revenues from KAATN, and our new clients, are based on individual services performed. We have not derived any revenues from KAATN in our last three quarters and do not know if we will provide additional services to KAATN in the future.

Expenses/Loss from Operations

Three months ended DEC2008 and DEC2007 : Our general and administrative expenses of $ 18,801 during our second quarter ended DEC 2008 are significantly higher than the $686 we spent in the comparable quarter last year.  This resulted in a $ 3,401 loss from operations in the three months ended DEC 2008 compared to a $ 686 loss from operations in the three months ended DEC2007 .  Expenses during our second quarter this year included marketing costs of $11,273 compared to $426 in marketing expenses in the same period in DEC2007. Legal, accounting and other fees associated with our registration process were approximately $1,900 during the three months ended DEC2008. We also had other consulting and p rofessional fees in the quarter of $5,000. Overall our expenses in this year’s second quarter reflect both costs of our registration process and an increased effort by Management to achieve additional clients and increase revenues.

Six months ended DEC2008 and DEC2007 : During our six-months ended DEC2008 our general and administrative expenses were $33,039 nearly quadruple the $8,383 we spent in the comparable six-month period of last year.  This resulted in $8,839 loss from operations in the six months ended DEC2008 compared to a $383 loss from operations in the six months ended DEC2007 because increased revenues were not sufficient to offset spending. We had no advertising expenses in DEC 2008 and marketing costs during the period were $16,550.   We had $600 in advertising costs and only $711 in marketing expenses in the same period in DEC2007. Advertising costs consist mainly of direct costs paid out for signs, print or radio advertising, brochures and material distributed to the public. Legal, accounting and other associated fees were approximately $7,300 during the six months ended DEC2008 there were no legal/accounting expenses in the prior year period. We expect our legal and accounting fees to remain the same or higher in the next year during the registration process. Higher legal and accounting costs will also continue once our registration statement becomes effective and we continue to comply with various SEC rules and reporting requirements. We also had other professional fees in the period of approximately $5,000, which reflect professional development expenses and consulting fees associated with efforts to increase our business. In that category last year we paid $6,500 in consulting fees to a shareholder, John Chris Kirch. During the six months ended DEC2008 we had an increase in marketing and professional development costs as Management made a concentrated effort to market our services and increase revenues.  Although Management had made a concerted effort to reduce expenses during the last two quarters of our June 2008 fiscal year end, it was determined it was necessary to spend additional funds to increase market presence and increase revenues.

Net Loss

We suffered a net loss of $ 3,401 in the three-months ended DEC2008 and $8,839 during the six-month period then ended; comparatively we had a net loss of $696 for the three months ended DEC2007 and a $383 net loss for the six months ended DEC2007.  Expenses were lower overall during our June 2008 fiscal year while increased revenues in the first two quarters of this fiscal year were not sufficient to offset the increase in our expenses.

Results of Operations for our Years Ended June 30, 2008 and 2007

The following discussions are based on the financial statements for the years ended June 30, 2008 (“FYE 2008”) and  June 30, 2007 (“FYE 2007”).  The discussions are summary and should be read in conjunction with the financial statements and notes included with this Prospectus

Comparison of June 30, 2008 and 2007 Fiscal Year Operations

	June 30, 2008	June 30, 2007
Revenues	$ 34,700	$ 21,000
Sales and Administrative Expenses	34,603	83,616
Operating Income (Loss)	97	(62,616)
Net Income (Loss)	97	(62,616)
Net Loss per Share	0.00	(0.01)

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   Services are provided, and fees negotiated on an individualized per job basis at prices normal and usual in the industry. We do not have service contracts with clients but perform services in accordance with the clients’ needs and budget.  We had $34,700 in revenues during our year ended June 30, 2008 and $21,000 in revenues in our fiscal year ended June 30, 2007.  All of our revenues in our 2007 fiscal year were derived from a single related party client. In the 2008 fiscal year $11,000 or 32% of our revenues were from that same related-party client with no revenues from that source during our fourth quarter; and, the balance of $23,700 was from new clients achieved in the latter part of the fiscal year.

The single related party client was  a network marketing company, KAATN of Wyoming, controlled by our sole officer/director, Burke Green. KAATN markets a health juice product called MonaVie. Our revenue stream from KAATN, however is not tied to the MonaVie compensation structure which is based on multi-level product sales. Our revenues from KAATN, and our new clients, are based on individual services performed. We have not derived any revenues from KAATN in our fourth quarter and do not know if we will provide additional services to KAATN in the future.

Expenses/Loss from Operations

Our general and administrative expenses of $34,603 are nearly 60% less than the $83,616 we spent last year.  This resulted in $97 income from operations in FYE 2008 compared to a $62,616 loss from operations in FYE 2007. Expenses this year included approximately $600 in advertising costs compared to  $5,900 in advertising costs last year. Advertising costs consist mainly of direct costs paid out for signs, print or radio advertising, brochures and material distributed to the public and were higher last year when KAATN required more of that type of service. Professional fees accounted for approximately $13,000 during both FYE 2008 and FYE 2007; professional fees reflect professional development expenses associated with gearing up our business and legal and accounting fees associated with the going public process. We expect these fees to remain the same or higher in the next year during the registration process where we will continue to incur both legal and accounting expenses.  Higher legal and accounting costs will also continue once our registration statement becomes effective and we continue to comply with various SEC rules and reporting requirements.  During the 2008 fiscal year we also spent approximately $7,000 on marketing, much less than the $48,000 we spent in FYE 2007 when the largest component of our expenses was marketing.  This was a result of an intensified effort to penetrate our market in 2007 which was mostly unsuccessful. We also incurred lower travel and entertainment expenses this year at approximately $3,238 compared with $10,864 last year. Consulting expenses were slightly higher this year and consisted of approximately $8,500 in FYE 2008 compared to $6,500 in FYE 2007.  Consulting fees in both years are a result of outsourcing certain services. Consultants helped with training and event promotion as well as helping us to secure new clients and analyze their needs in FYE 2008 and were provided by a shareholder, John Chris Kirch, and Mark OP, Inc. During FYE 2007 consultants provided similar services and included John Chris Kirch, Larry Jarret, K-Com Corporate Services and Nancy Harris.

Net Loss

We suffered a net loss of $62,616 in the year ended June 30, 2007 which decreased this year to income of $97.

Balance Sheet Information

The chart below presents a summary of our balance sheet at June 30, 2008 and December 31, 2008:

	Dec 31, 2008	June 30, 2008
Cash	$ -	$ 5,932
Total Current Assets	-	5.932
Total Assets	-	5,932
Total Current Liabilities	8,735	5,827
Accumulated Deficit	(120,992)	(112,152)
Total Stockholders Equity (Deficit)	(8,735)	105

We had $5,932 in cash as of June 30, 2008 and liabilities of $5,872 consisting mostly of accounts payable due to professionals for legal and accounting.   We had no assets at Dec ember 31, 2008; and, our liabilities increased to $8,735.

Commitment and Contingencies

We have no leases in place.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources/ Plan of Operation for the Next Twelve Months

Cash Flows and Capital Resources

Our revenues have not reached a level to support our operations nor provide for additional business development and expansion. Net cash used by operating activities was $62,616 during our year ended June 30, 2007 compared to cash provided by operations this year of $5,924 in our year ended June 30, 2008. During our six-months ended December 31 , 2008, operations used $ 5,932 .  Our primary sources of capital during our last three years are as follows:

▪

During our six months ended December 31, 2008, we had no financing or investing activities and our expenses exceeded our revenues. Revenues, however, along with available cash provided sufficient cash to operate the business during the period .

▪

During FYE 2008 we had no financing activities; cash flows from operations generated sufficient income to operate our business during the year.

▪

During FYE 2007, operating losses of $62,616 far exceeded our cash flows from operations of $21,000. We funded our losses through a private placement of our common stock which provided us with proceeds of $62,600. Stockholders who invested in this private placement are listed in the Selling Stockholder section of this Prospectus.

▪

During the FYE 2006 we funded our losses through a private placement of our common stock which provided us with proceeds of $30,000. Stockholders who invested in this private placement are listed in the Selling Stockholder section of this Prospectus. We also had capital contributions from our former president of $5,255.

Our Plan of Operation for the Next Year

We have incurred losses since inception and have an accumulated deficit at December 31 , 2008 of $ 120,992 . We have no cash, no receivables, and a small number of clients . At our current estimated burn rate of $7,000 to $9,000 per month, we do not have sufficient cash to fund our operations and pursue business development and expansion.

We have an immediate need for cash to fund operations. During the next twelve months we must find ways to reduce our operating expenses and  increase cash flows .  The “going public” process has placed additional burdens on our cash flows in the form of professional fees especially due to our principal financial and accounting officer’s lack of experience in those positions which forces him to seek outside accounting services. Outside accounting services are responsible for reviewing and analyzing the completeness of the accounting information provided by our CFO and then compiling it into a financial statement prior to submission to our independent public accountant for review. We anticipate professional fees will cost us approximately $5,000 - $7,000 per quarter. In addition, these increased fees will not be relieved once we are public because we will continue to require assistance to comply with our reporting obligations under the 1934 Act.

Management has not pursued its business plan aggressively to date ..  And, even though revenues have now increased due to Management’s recent efforts to secure new clients, our expenses have also increased to point that they have exceeded our revenues. . We recorded a net loss of $3,401 during the recent quarter ended December 31 , 2008 and a loss of $8,839 for the six-month period then ended . Management has an immediate need for cash and must increase our cash flows from operations significantly. We must pursue our niche market more aggressively while at the same time pursuing other small business marketing opportunities. In light of our deteriorating financial condition, Management has determined that it is critical that we:

  Increase cash flows by increasing our client base - we began this effort in the quarter ended March 31, 2008 and will continue this throughout the next 12 months
  Analyze the effectiveness of the various marketing services performed for KAATN, our sole client through December 2007 and utilize results, if positive, to (1) attract additional network marketing clients; and (2) adjust services offered this niche market based on the results – we have begun this process and will implement our findings during the next six months;
  Expand our market to include more small businesses as the opportunity allows; we began this in the quarter ended March 31, 2008 and will continue this more aggressively during the next 12 months;
  Develop more long term and/or repeat relationships with clients;
  Analyze results of operations quarterly to compare revenues from multi-level marketing clients to revenues from general small business clients and adjust our marketing strategy accordingly; and
  Re duce operating expenses where possible

Management does not know if it will be successful in these efforts especially in light of the current economic slowdown.  And, as a result, Management cannot say if it will be successful in generating sufficient cash flows to support its operations over the next 12 months. Therefore, w e may seek other means of funding our operations although management has not determined at this time how much money it will need to raise.  We could attempt to receive loans from either related parties such as shareholders or directors, or we could receive loans from unrelated third parties. However, there are no written agreements with any party regarding loans or advances. If these parties do provide loans or advances, we may repay them, or we may convert them into common stock. We do not, however, have any commitments or specific understandings from any of the parties or from any individual, in writing or otherwise, regarding any loans or advances or the amounts.

Management also anticipates that additional capital may also be provided by private placements of our common stock.  We would issue such stock pursuant to exemptions provided by federal and state securities laws.  The purchasers and manner of issuance would be determined according to our financial needs and the available exemptions. We do not intend to do a private placement of our common stock at this time.

At this time, we have no commitments from anyone for financing of any type nor have we had any discussions with any party regarding the same nor have we planned any private placement or public offering of our common stock.  Mr. Burke Green, our sole officer/director has indicated his willingness to contribute funds, if necessary to support operations, if not available from another source; however, there is no formal written agreement with Mr. Green regarding any such contribution nor is there any specific amount that he is obligated or willing to provide.

We have not, however, as of this date, made any significant effort to investigate or secure additional sources of financing.

In addition, neither Andina nor its controlling officer/director/shareholder has any intention of engaging in a reverse merger or similar transaction with another party now or in the foreseeable future.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1297 N. Jodi Drive, Layton, Utah 84041. The telephone number is (801) 558-2110.

The registered and records office of the company is located at 5017 Wild Buffalo Ave., Las Vegas, Nevada 89131.

The executive office is currently being given to the company at no charge and there are no leases in place. Until such time as it becomes necessary to hire staff, the company has no plans to lease space or purchase any property. Management utilizes space in their own homes to complete day-to-day administrative tasks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Our entire board of directors is comprised of one member, Burke Green. Since the beginning of our last fiscal year and the fiscal year preceding our last fiscal year, the following transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less, and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

Burke Green, our sole director, President, Secretary and Principal Executive and Financial Officer and a promoter:

▪

served as a founder of Andina and purchased 6,000,000 shares of our stock for $2,000 at inception which equaled approximately 98% of our outstanding stock

▪

does not get compensated for services performed on behalf of clients

▪

donates a limited space in his home for use in completing various administrative tasks associated with this business

▪

gifted 6,000 of his shares: 4,000 to 3 individuals in November of 2006; the three individuals are non-related parties; and 2,000 shares to his wife Brandi Green in January of 2007;

▪

sold 994,000 shares of his shares on November 1 , 2007 for $9,994, in a private transaction, to 5 individuals reducing his position to approximately 81%; two of the five individuals are relatives of Mr. Green

▪

is a principal in KAATN of Wyoming, a networking marketing firm which was our principle source of revenue and our sole client up through December 31, 2007

Rebecca Foulger,  former President, a founder and a promoter of Andina through July 2006:

▪

made contributions to capital of approximately $10,657 for which there has been no repayment.

Resolving Conflicts of Interest

Our directors must disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest will be conducted on terms not less favorable than that which could be obtained from an unrelated third party. Our entire Board of Directors consists of Mr. Burke Green who is also a principal of our sole client through December 31, 2007, KAATN of Wyoming. KAATN and Andina are therefore considered under common control. Although we no longer provide services to KAATN, if we do so in the future, there is a potential for conflicts of interest.  We had no service contract with KAATN and we would likely not have a contract if we provide additional services at a later date.  If we do provide additional services in the future we will charge KAATN, as in the past, for each service provided in accordance with fees that we believe are similar to what is normal and customary in the industry for the service provided.

EXECUTIVE COMPENSATION

.

Summary Compensation Table

Summary Compensation (1)
Name	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other ($)	Total ($)
Burke Green (2)	2008	0	0	0	0	0
PEO, PFO President,	2007	0	0	0	0	0
Secretary, Sole Director	2006	0	0	0	0	0

(1)

This table represents annual compensation only for the fiscal years ended  June 30, 2008, 2007, and 2006; there was no long-term compensation paid during the last three years.

(2)

Burke Green became our principal executive officer on July 1, 2006

All Compensation

None of our named officers and directors (Burke Green) has received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) during the last three completed fiscal years

Options/SAR’s/LTIP’s

None.

Employment Contracts

We currently have no employment agreements or compensatory plan or arrangement in effect with our sole officer/director.

Termination of Employment or Change in Control Arrangements

None.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with our sole director for compensation regarding service on the board nor has he received any compensation for service on our board during the last fiscal year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

▪

The Andina Group, Inc. Financial Statements – December 31 , 2008 (Unaudited)

Balance Sheet – December 31 , 2008 and June 30, 2008

F-1

Statements of Operations for the three and six months ended December 31 , 2008 and 2007  and the Period June 17, 2004 (Inception) to December 31 , 2008

F-2

Statements of Cash Flows for the six months ended December 31 , 2008 and 2007 and the period June 17, 2004 (Inception) to December 31 , 2008

F-3

Notes to the Financial Statements

F-4

▪

The Andina Group, Inc. Financial Statements - June 30, 2008 (Audited)

Report of Independent Registered Public Accounting Firm

F-8

Balance Sheet – June 30,  2008 and 2007

F-9

Statements of Operations for the years ended June 30, 2008 and 2007

    And Period June 17, 2004 (Inception) to June 30,  2008

F-10

Statement of Changes In Stockholders’ Equity period June 17, 2004

    (Inception)  to June 30, 2008

F-11

Statements of Cash Flows for the Years Ended June 30, 2008 and 2007

    And the period June 17, 2004 (Inception) to June 30, 2008

F-12

Notes to the Financial Statements

F-13

THE ANDINA GROUP, INC.

A Development Stage Company

BALANCE SHEETS

	December 31, 2008	June 30, 2008
ASSETS	(Unaudited)
CURRENT ASSETS

Cash	$-	$5,932
Total Current Assets	-	5,932
Total Assets	$-	$5,932

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,735	$5,827

Total Current Liabilities	8,735	5,827

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock
10,000,000 shares authorized at $.001 par value;	-	-
none outstanding
Common Stock
50,000,000 shares authorized at $.001 par value;
6,146,600 issued and outstanding	6,147	6,147
Capital in excess of par value	106,110	106,110
Accumulated Deficit	(120,992)	(112,152)
Total Stockholders' Equity (Deficit)	(8,735)	105

Total Liabilities and Stockholders' Equity	$-	$5,932

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

A Development Stage Company

STATEMENTS OF OPERATIONS

For the Three and Six Months Ended December 31, 2008 and 2007 and the

Period June 17, 2004 (date of inception) to December 31, 2008

(Unaudited)

					From
					June 17,
					2004
	Thee months ended		Six months ended		(Inception)
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	To Dec. 31
	2008	2007	2008	2007	2008
REVENUES
Services	$15,400	$-	$24,200	$-	$50,580
Services- related parties	-	-	-	8,000	33,275
	15,400	-	24,200	8,000	83,855
EXPENSES

Sales and Administrative	18,801	686	33,039	8,383	204,847

NET INCOME/(LOSS)	$(3,401)	$(686)	$(8,839)	$(383)	(120,992)

NET LOSS PER COMMON SHARE

Basic and Dilutive	$(0.00)	$(0.00)	$(0.00)	$(0.00)

AVERAGE OUTSTANDING
SHARES (stated in 1,000's)

Basic	6,417	6,417	6,147	6,417
Dilutive	6,417	6,417	6,147	6,147

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

A Development Stage Company

STATEMENTS OF CASH FLOWS

For the Six Months Ended December 31, 2008 and 2007

and the Period June 17, 2004 (date of inception)

to December 31, 2008

(Unaudited)

	Six Months Ended		From June 17, 2004 (Inception) to Dec. 31, 2008
	Dec. 31,	Dec. 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(8,839)	$(383)	$(120,992)
Adjustments to reconcile net loss to net cash provided by operations
Capital stock issued for services	-	-	2,000
Changes in accounts payable	2,907	375	8,735
Net Change in Cash from Operations	(5,932)	(8)	(110,257)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions to capital	-	-	10,657
Proceeds from issuance of common stock	-	-	99,600
Cash Flows from Financing Activities	-	-	110,257

Net Change in Cash	(5,932)	(8)	-
Cash at Beginning of Period	5,932	8	-
Cash at End of Period	$-	$-	$-

Non Cash Flows
Issuance 6,010,000 common shares for services 2004-2005			$2,000

The accompanying notes are an integral part of these financial statements.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 17, 2004 with authorized common stock of 50,000,000 shares with a par value of $.001 and 10,000,000 preferred shares with a par value of $.001. None of the preferred shares have been issued and the terms have not been established.

The Company is in the business of offering integrated multi-media promotional services to small network marketing organizations and other small businesses to promote sales of their products or services. The Company assists them in using marketing tools such as public relations as well as developing and utilizing such services as advertising, direct mail, electronic communication, and promotions to increase product and service awareness.  The Company offers quality marketing strategies and services for their business along with marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying

The company has not reached full operations and is in the development stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2008, the Company had a net operating loss available for carry forward of $120,992. The income tax benefit of approximately $36,000 from the carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future.  The net operating loss will expire starting in 2024 through 2029.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided. Through December 31, 2007, the Company’s revenues were derived from a related party, KAATN of Wyoming, a company controlled by the Company’s sole officer/director, Burke Green. The Company is paid for each service it provides to KAATN at a rate that is usual in the industry and the same as what the Company charges its other clients. During the year ended June 30, 2008, KAATN was responsible for 32% of the Company’s revenues; during the six-month ended December 31, 2008, no revenues were derived from KAATN.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles  generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short-term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  CAPITAL STOCK

From its inception the Company has issued 6,010,000 private placement common shares for services valued at $2,000 and 136,600 private placement common shares for cash of $99,600.

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer/directors own 81.38% of the outstanding common capital stock and have made contributions to capital of $10,657.

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through short term related party loans, long term financing, and additional equity funding, which will enable the Company to operate for the coming year. In addition, Mr. Burke Green, the Company’s sole officer/director has indicated his willingness to contribute funds, if necessary to support operations, if not available from another source.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO THE FINANCIAL STATEMENTS (Continued)

December 31, 2008

5.  GOING CONCERN - Continued

Management has not pursued its business plan aggressively to date.  And, even though revenues have now increased due to Management’s recent efforts to secure new clients, expenses have also increased to point that they have exceeded revenues. . The Company recorded a net loss of $3,401 during the recent quarter ended December 31, 2008 and a loss of $8,839 for the six-month period then ended. Management has an immediate need for cash and must increase cash flows from operations significantly. The Company must pursue its niche market more aggressively while at the same time pursuing other small business marketing opportunities.In light of the Company’s deteriorating financial condition, Management has determined that the following twelve month operating plan will mitigate the effects of the uncertainty of its continuation as a going concern:

  Increase cash flows by increasing client base – the Company began this effort in the quarter ended March 31, 2008 and will continue this throughout the next 12 months
  Analyze the effectiveness of the various marketing services performed for KAATN, the Company’s sole client through December 2007 and utilize results, if positive, to (1) attract additional network marketing clients; and (2) adjust services offered this niche market based on the results – began this process and will implement the findings during the next six months;
  Expand the market to include more small businesses as the opportunity allows; began this in the quarter ended March 31, 2008 and will continue this more aggressively during the next 12 months;
  Develop more long term and/or repeat relationships with clients;
  Analyze results of operations quarterly to compare revenues from multi-level marketing clients to revenues from general small business clients and adjust marketing strategy accordingly; and
  Reduce operating expenses where possible

 MADSEN & ASSOCIATES, CPA=s INC.                                           684 East Vine St . #3

Certified Public Accountants and Business Consultants                           Murray, Utah  84107

                                                                                                                     Telephone 801-268-2632

                                                                                             Fax 801-262-3978

Board of Directors

The Andina Group, Inc.

Salt Lake City, Utah

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of The Andina Group, Inc., (development stage company) at June 30, 2008 and 2007  and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2008 and 2007  and the  period June 17, 2004 (date of inception)  to June 30, 2008.   These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Andina Group, Inc. at June 30, 2008 and 2007and the results of operations, and cash flows for the years ended June 30, 2008 and 2007 and the period June 17, 2004 (date of inception) to June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah

August 10,  2008                                                     /s/Madsen & Associates, CPA=s Inc.

THE ANDINA GROUP, INC.

A Development Stage Company

BALANCE SHEETS

	June 30, 2008	June 30, 2007

ASSETS
CURRENT ASSETS
Cash	$5,932	$8
Total Current Assets	5,932	8

Total Assets	$5,932	$8

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,827	$-
Total Current Liabilities	5,827	-

STOCKHOLDERS' EQUITY
Preferred stock
10,000,000 shares authorized at $.001 par value,
none outstanding	-	-
Common stock
50,000,000 shares authorized at $.001 par value,
6,146,600 issued and outstanding at June 30, 2008;
and 2007	6,147	6,147
Capital in excess of par value	106,110	106,110
Accumulated Deficit	(112,152)	(112,249)
Total Stockholders' Equity	105	8

Total Liabilities and Stockholders' Equity	$5,932	$8

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

A Development Stage Company

STATEMENTS OF OPERATIONS

For the Years Ended June 30, 2008 and 2007 and the

Period June 17, 2004 (date of inception) to June 30, 2008

			Jun 17, 2004
			(Inception)
	Jun 30,	Jun 30,	to Jun 30,
	2008	2007	2008

REVENUES
Services	$23,700	$-	$23,700
Services – related parties	11,000	21,000	35,955
	34,700	21,000	59,655
EXPENSES

Sales and administrative expenses	34,603	83,616	171,807

NET OPERATING INCOME (LOSS)	97	(62,616)	(112,152)

NET INCOME (LOSS)	$97	$(62,616)	$(112,152)

NET PROFIT PER COMMON SHARE
Basic and diluted	$-	$(.01)

AVERAGE OUTSTANDING SHARES
Basic (stated in 1,000's)	6,147	6,147

The accompanying notes are an integral part of these financial statements.

THE ANDINA GROUP, INC.

Development Stage Company

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Period June 17, 2004 (date of inception) to June 30, 2008

	Common Stock		Contributed	Accumulated
	Shares	Amount	Capital	Deficit
Balance June 17, 2004 (date of inception)	-	$-	$-	$-

Issuance of common stock for services founders	6,000,000	6,000	(5,000)	-
Net operating loss June 30, 2004	-	-	-	(1,000)

Balance June 30, 2004	6,000,000	6,000	(5,000)	(1,000)

Issuance of common stock for services	10,000	10	990	-
Issuance of common stock for cash	14,000	14	6,986	-
Contributions to capital – cash	-	-	5,392	-
Net operating loss June 30, 2005	-	-	-	(9,645)

Balance June 30, 2005	6,024,000	6,024	8,368	(10,645)

Issuance of common stock for cash	60,000	60	29,940	-
Contributions to capital - cash	-	-	5,255	-
Net operating loss June 30, 2006	-	-	-	(38,988)

Balance June 30, 2006	6,084,000	6,084	43,563	(49,633)

Issuance of common stock for cash	62,600	63	62,537	-
Contributions to capital - cash	-	-	-	10
Net operating loss June 30, 2007	-	-	-	(62,616)

Balance June 30, 2007	6,146,600	6,147	106,110	(112,249)

Net operating profit June 30, 2008	-	-	-	97

Balance June 30, 2008	6,146,600	$6,147	$106,110	$(112,152)

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

A Development Stage Company

STATEMENTS OF CASH FLOWS

For the Years Ended June 30, 2008 and 2007

and the Period June 17, 2004 (date of inception)

to June 30, 2008

			From Jun 17, 2004 (Inception) to Jun 30, 2008
	Jun 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$97	$(62,616)	$(112,152)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Capital stock issued for services	-	-	2,000
Changes in accounts payable	5,827	-	5,827
Net Change in Cash from Operations	5,924	(62,616)	(104,325)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions to capital	-	10	10,657
Proceeds from issuance of common stock	-	62,600	99,600

Net Change in Cash	5,924	(6)	5,932

Cash at Beginning of Period	8	14	-

Cash at End of Period	$5,932	$8	$5,932

NON-CASH FLOWS

Issuance of 6,010,000 common shares for services 2004-2005			$2,000

The accompanying notes are an integral part of these financial statements.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

June 30, 2008

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 17, 2004 with authorized common stock of 50,000,000 shares with a par value of $.001 and 10,000,000 preferred shares with a par value of $.001. None of the preferred shares have been issued and the terms have not been established.

The Company is in the business of offering integrated multi-media promotional services to small network marketing organizations and other small businesses to promote sales of their products or services. The Company assists them in using marketing tools such as public relations as well as developing and utilizing such services as advertising, direct mail, electronic communication, and promotions to increase product and service awareness.  The Company offers quality marketing strategies and services for their business along with marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2008, the Company had a net operating loss available for carry forward of $112,152. The income tax benefit of approximately $34,000 from the carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future.  The net operating loss will expire starting in 2024 through 2029.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided. Through December 31, 2007, the Company’s revenues  were derived from a related party, KAATN of Wyoming, a company controlled by the Company’s sole officer/director, Burke Green. The Company is paid for each service it provides to KAATN at a rate that is usual in the industry and the same as what the Company charges its other clients. During the year ended June 30, 2007, KAATN was responsible for 100% of the Company’s revenues. During the year ended June 30, 2008, KAATN was responsible for 32% of the Company’s revenues.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles  generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short-term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  CAPITAL STOCK

From its inception the Company has issued 6,010,000 private placement common shares for services valued at $2,000 and 136,600 private placement common shares for cash of $99,600.

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer/directors have acquired 98 % of the outstanding common capital stock and have made contributions to capital of $10,657.

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through short term related party loans, long term financing, and additional equity funding, which will enable the Company to operate for the coming year. In addition, Mr. Burke Green, the Company’s sole officer/director has indicated his willingness to contribute funds, if necessary to support operations, if not available from another source.

THE ANDINA GROUP, INC.

A Development Stage Company

NOTES TO THE FINANCIAL STATEMENTS (Continued)

June 30, 2008

5.  GOING CONCERN - Continued

Management has determined that the following twelve month operating plan will mitigate the effects of the uncertainty of its continuation as a going concern

Management has not pursued its business plan aggressively to date and has mostly been dependent on one related party client for revenues resulting in inconsistent and insignificant revenues. Even though the Company’s revenues have exceeded its operating expenses in the last two quarters, revenues have been nominal.  Management must increase its cash flows from operations significantly. The Company must pursue its niche market more aggressively while at the same time pursuing other small business marketing opportunities, a goal it initiated during the last quarter to provide additional cash flows. Management has determined that it is critical that the Company:

▪

Increase cash flows by increasing its client base while at the same time reducing its dependency on its related party client; it began this effort in the quarter ended March 31, 2008 and will continue this throughout the next 12 months;

▪

Analyze the effectiveness of the various marketing services performed for KAATN, its sole client through December 2007 and utilize results, if positive, to (1) attract additional network marketing clients; and (2) adjust services offered this niche market based on the results – it will begin this process during the next six months;

▪

Expand its market to include more small businesses as the opportunity allows; it began this in the quarter ended March 31, 2008 and will continue through the next 12 months;

▪

Analyze results of operations quarterly to compare revenues from multi-level marketing clients to revenues from general small business clients and adjust its marketing strategy accordingly; and

▪

Continue to reduce operating expenses where possible

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  The Andina Group, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Inside Front Page of Prospectus
Prospectus Summary …………………………………	3
Risk Factors …………………………………………...	5
Use of Proceeds ………………………………………	10
Determination of Offering Price………………………	11
Security Ownership of Certain Beneficial Owners and Management…………………………………………..	11
Selling Stockholders…………………………………..	12
Plan of Distribution……………………………………	14
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons…………………………………………………	16	PROSPECTUS
Description of Securities………………………………	17	2,146,600 Common Shares
Market for Common Equity and Related Stockholders Matters…………………………………………………	18
Interests of Named Experts and Counsel……………...	20	February __, 2009
Disclosure of Commission Position on Indemnification for Securities Act Liabilities…………………………..	20
Description of Business……………………………….	21
Managements Discussion and Analysis of Financial Condition………………………………………………	24
Description of Property………………………………..	31
Certain Relationships and Related Transactions………	31
Executive Compensation………………………………	32
Changes In and Disagreements With Accountants …...	33
Financial Statements…………………………………..	33

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission or SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, (the Securities Act), for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about The Andina Group and the common stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference.

A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction., and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this company that file electronically with the SEC. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by The Andina Group, Inc. All amounts are estimates, other than the Securities and Exchange Commission registration fee,

Securities and Exchange Commission registration fee	$84.36
Accounting fees and expenses	10,000.00
Legal fees	8,000.00
Miscellaneous expenses	915.64
Total	$20,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

1)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

3)

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4)

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

a)

By the stockholders;

b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

d)

The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5)

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders o r disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Amended Restated Articles of Incorporation specifically limits liability of our officers and directors and states:

“A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.”

Article X, Sections 1 though 7, of our Bylaws also provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The following consists of all issuances of unregistered securities in the last three years.  Each of the individuals who purchased shares in the transactions describe d below is identified by name in the “SELLING STOCKHOLDER” section of the Prospectus related to this registration statement. The following does not include issuances prior to three years including the 6,000,000 shares issued at inception in June 2004.

•

In June 2005, we issued 10,000 unregistered common shares to Ken Porter for $5,000 and 10,000 shares to John Chris Kirch for service valued at $1,000

•

In July/ August 2005, we issued 60,000 unregistered common shares to 3 individuals for $60,000:  Shon Val Kunz (20,000), Joseph Lilly (20,000) and Kelly Trimble (20,000);

•

In October 2006, we issued 7,500 unregistered common shares to 5 individuals for $7,500: Randy Carsen (2,500), Catherine Carson (2,500), Val Kunz (1,000), Sid Kunz (1,000), and Scott Kunz (500).

•

In November 2006, we issued 20,000 unregistered common shares to 4 individuals for $20,000: Mark Bowman (5,000); Mark Fawcett (5,000); Beth Joseph (5,000) and Kevin Joseph (5,000).

•

In January 2007, we issued 6,100 unregistered common shares to 17 individuals for $6,100 (each of these individuals is listed in the selling shareholder section of the Prospectus)

•

In February 2007, we issued 3,500 unregistered common shares to Mary Mahoney for $3,500.

•

In March 2007, we issued 25,500 unregistered common shares to 4 individuals for $25,500: Randy Carson (5,000), Derek Fox (10,000), D. Steinhous (500)  and Darin Wilson (10,000).

The foregoing private transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, as amended, as issuances “not involving a public offering”.  We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition,  (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer, and (v) was “accredited” and/or “sophisticated”.  We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)

EXHIBITS

Exhibit No.     Description

3.1

Amended Restated Articles, filed on January 28, 2008 with the State of Nevada(1)

3.2

By-laws  (1)

4.1

Sample Stock Certificate (1)

5.1

Opinion on Legality (2)

23.1

Consent of Madsen and Associates, LLC

23.2

Consent of Justeene Blankenship, PLLC. (contained in Exhibit 5.1) (2)

(1)

Filed with FORM SB-2 on  January 31, 2008.

(2)

Filed with FORM S-1/A Amendment 2 on September 24, 2008

(B)

FINANCIAL STATEMENTS

All applicable information is included in the audited financial statements.

ITEM 17.  UNDERTAKINGS.

Pursuant to Rule 415 of the Securities Act of 1933, the undersigned registrant hereby undertakes to:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which will include any prospectus required by Section 10(a)(3) of the Securities Act; reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and include any additional or changed material information on the plan of distribution;

(2)

for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(4)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on February 23, 2009.

THE ANDINA GROUP, INC.

By: /s/ Burke Green

Burke Green,

Principal Executive Officer and

Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME

TITLE

 DATE

/s/ Burke Green

President, Principal Executive

February 23, 2009

Burke Green

Officer, Principal Financial &

Accounting Officer, Secretary

and Director